JRJR NETWORKS NAMES BROOKS AS CHIEF FINANCIAL OFFICER

For Immediate Release

(Dallas, TX, March 29, 2016) --

JRjr33, Inc. [NYSE MKT: JRJR] doing business as JRJR Networks, has appointed Christopher L. Brooks as its Chief Financial Officer.

John Rochon Jr., the company’s Vice Chairman, had served as CFO for the past year. In recent months, Mr. Rochon has shifted most of his time and attention to providing hands-on leadership for the independent sales networks of the companies within JRJR Networks.

“In order to allow me to continue expanding my leadership activities in support of our sales networks, it is time to bring onto our team an experienced CFO to take over that vital role,” said Mr. Rochon. “We’re very pleased to have someone of Chris’ knowledge and background to serve in the crucial role of CFO as our company continues to grow.”

Mr. Brooks is a seasoned financial leader with a strong background in finance and private equity.  He has been CFO with Assa Abloy Hospitality and Global Audio Visual; Vice President of Finance for Bank of America’s Home Loan Division as well as Corporate Controller for Transplace and Heartland Automotive Services.  Mr. Brooks worked on or led projects at JRJR Networks as well as at Michaels Stores, The Golf Warehouse, Fannie Mae, Caris Life Sciences, 7-11 and Energy Future Holdings.

Much of Mr. Brooks’ career has been spent with multi-entity, multi-location companies with a direct-to-consumer focus, where he has worked with management teams on reporting, analysis, process and strategic business issues.

Mr. Brooks earned his BBA in accounting from the University of Texas and his MBA from the University of Houston.  He is a Certified Public Accountant.

About JRJR Networks (www.jrjrnetworks.com)
JRJR Networks is a growing platform of direct-to-consumer brands. Within JRJR Networks, each company retains its separate identity, sales force, product line and compensation plan, while JRJR Networks seeks synergies and efficiencies in operational areas. JRJR Networks companies currently include The Longaberger Company, a 42-year old maker of hand-crafted baskets and other home decor items; Your Inspiration At Home, an award-winning maker of hand-crafted spices and other gourmet food items from around the world; Tomboy Tools, a direct seller of tools designed for women; Agel Enterprises, a global seller of nutritional products in gel form as well as a skin care line, operating in 40 countries; Paperly, which offers a line of custom stationery and other personalized products; My Secret Kitchen, a U.K.-based seller of gourmet food products; Uppercase Living, which offers a line of customizable vinyl expressions for display on walls in the home; Kleeneze, a 95-year old UK-based catalog seller of cleaning, health, beauty, home, outdoor and a variety of other products, and Betterware, a UK-based home catalog seller. JRJR Networks also includes Happenings, a lifestyle publication and marketing company.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release are forward-looking statements. In some cases forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” or “will” or the negative of these terms or other comparable terminology and include statements regarding our continued growth . These forward-looking statements are based on management's expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, our ability to expand leadership activities in support of our sales, our ability to continue to grow, the expected contribution of Mr. Brooks and the other risks outlined under “Risk Factors” in CVSL’s Annual Report on Form 10-K/A for its fiscal year ended December 31, 2014 and its other filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contact: Russell Mack (russell.mack@jrjrnetworks.com)
Investor Relations: Tucker Gagen (tucker.gagen@jrjrnetworks.com)